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                                                          [ARTHUR ANDERSEN LOGO]



March 25, 2002                                         ARTHUR ANDERSEN LLP

                                                       Suite 1300
                                                       711 Louisiana Street
                                                       Houston, TX 77002-2786

Office of the Chief Accountant                         Tel 713 237 2323
Securities and Exchange Commission                     Fax 713 237 2786
450 Fifth Street, N.W.
Washington, D.C. 20549                                 www.andersen.com



Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated March 22, 2002 of Waste Management, Inc. (the Company) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, with the exception of the reference to the approval by the Company's Board of Directors of the Audit Committee's recommendation to appoint Ernst & Young LLP as the Company's independent auditors, of which we have no knowledge.


Very truly yours,

/s/ ARTHUR ANDERSEN LLP


cc: Mr. John C. Pope
    Chairman of the Audit Committee
    Waste Management, Inc.

    Mr. William Trubeck
    Executive Vice President and Chief Financial Officer
    Waste Management, Inc.